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                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT
                              --------------------


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made in Medina, Ohio and is entered into on this 26th day of March, 1998, and effective as of April 1, 1998, by and between Corrpro Companies, Inc., an Ohio corporation (the "Company"), and Joseph W. Rog ("Executive").

                                   WITNESSETH:
         In consideration of the recitals, the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the parties agree as follows:

         SECTION 1 - TERM AND DUTIES.

         (a) TERM. The Company shall employ Executive, subject to the provisions of this Agreement, for a three-year term effective April 1, 1998 and ending on March 31, 2001. This Agreement at all times may otherwise be terminated in accordance with the provisions of this Agreement.

         (b) SUBSEQUENT TERM. Executive and the Company may, but shall be under no obligation to, negotiate terms and conditions of any subsequent term of employment. In the event, however, that Executive remains in the employ of the Company after the term of this Agreement without the parties having entered into a new employment agreement or extending this Agreement, then 1) the terms of this Agreement shall not be applicable, 2) Executive shall be an employee-at-will subject to the benefits, programs, and policies of the Company then in effect, and 3) either party may terminate the employment relationship at any time with or without cause.

         (c) DUTIES. During his employment pursuant to this Agreement, Executive shall serve as Chairman of the Board, Chief Executive Officer and President of the Company. The Company shall nominate Executive to serve as a director on the Board of Directors of the Company and shall use its best efforts to facilitate Executive's election. Executive shall have the right to serve on the board of directors of any newly formed holding company and subsidiary of the Company. In these capacities, Executive will retain the right to approve, select and/or hire employees of the Company plus have the authority to determine and implement programs and establish direction for the Company and shall serve at the direction of the Board of Directors of the Company.

         (d) CHANGES IN STATUS. The Company agrees that it will not, without Executive's consent, (i) assign to Executive duties materially inconsistent with or which materially diminish his current positions, authority, duties, responsibilities and


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                  status with the Company, or (ii) materially change his title as currently in effect, or (iii) require Executive to perform duties which would necessitate changing his present residence, or (iv) remove him from, or fail to re-elect him to, any of such positions, except in connection with the termination of his employment as provided for in this Agreement. Except as so limited, the powers and duties of Executive are to be more specifically determined and set by the Company from time to time.

         SECTION 2 - COMPENSATION AND BENEFITS.

         (a) BASE SALARY. During his employment pursuant to this Agreement, Executive shall receive an annual base salary of two hundred seventy four thousand dollars ($274,000) as compensation for his services to the Company (the "Base Compensation"), such compensation to be payable in regular installments in accordance with Company policy for salaried employees.

         (b) SALARY ADJUSTMENTS. Effective as of the first day of each fiscal year of the Company during Executive's employment pursuant to this Agreement, the Base Compensation shall be set by the Board of Directors (or its designated committee). In the event the Base Compensation is adjusted, such adjusted Base Compensation (adjusted either upward or downward) shall be payable to Executive under this Agreement for that fiscal year.

         (c) VACATION. Executive shall be entitled to four weeks of paid vacation each year of this Agreement to be taken in accordance with Company policy then in effect.

         (d) ANNUAL BONUS PLAN. Executive shall be a participant in the Company's annual bonus plan subject to the attainment of performance objectives and other provisions of such plan as in effect each year of this Agreement.

         (e) BENEFIT PLANS. During his employment pursuant to this Agreement, subject to eligibility and applicable employee contributions, and except as otherwise expressly provided in this Agreement, Executive shall be entitled to participate on substantially the same terms as other Senior Level Executives in all employee benefit and executive benefit plans, pension plans, medical benefit plans, group life insurance plans, hospitalization plans, or other employee welfare plans that the Company may adopt from time to time during Executive's employment pursuant to this Agreement, and as such plans may be modified, amended, terminated, or replaced from time to time. In addition, Executive shall receive such other compensation as the Board of Directors of the Company (or a committee thereof designated by the Board) may from time to time determine to pay Executive whether in the form of bonuses, stock options, incentive compensation or otherwise.


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         (f)      FRINGE BENEFITS. During his employment pursuant to this
                  Agreement, and except as otherwise provided in this Agreement, Executive shall be entitled to participate on substantially the same terms and conditions as other Senior Level Executives in all fringe benefits provided such personnel, such as sick pay and company car or car allowance.

         (g) EXPENSE REIMBURSEMENTS. The Company shall reimburse, in accordance with Company policy, Executive's ordinary and reasonable business expenses, including professional dues and expenses, incurred in furtherance of Executive's performance of Executive's duties under this Agreement.

         (h) RETIREMENT INCOME. Executive has become vested in the retirement income provided for in Executive's previous employment contract with the Company. Such retirement income is payable as set forth and subject to the provisions of this Agreement. The Company shall provide Executive with retirement income, with a lifetime survivor benefit to Executive's spouse, in an amount equal to fifty percent (50%) of Executive's Base Compensation in effect on the date of Executive's retirement, payable on a monthly basis as set forth below:

                  (i) RETIREMENT BEFORE AGE 63-1/2. In the event of Executive's retirement prior to reaching the age of 63-1/2, monthly lifetime retirement payments will commence on the first day of the month following Executive's reaching the age of 63-1/2.

                  (ii) RETIREMENT ON OR AFTER AGE 63-1/2. In the event of Executive's retirement on or after reaching the age of 63-1/2, monthly lifetime retirement payments will commence on the first day of the month following Executive's retirement.

                  (iii) DEATH. In the event of Executive's death, whether prior to or subsequent to Executive's retirement, monthly lifetime survivor retirement payments to his spouse will commence on the first day of the month following Executive's death and will cease upon the death of Executive's spouse.

                  (iv) DISABILITY. In the event that Executive's employment terminates due to Disability, monthly lifetime retirement payments will commence on the first day of the month following the later of (a) the termination of disability payments provided for in the first sentence of Section 6 hereof, or (b) the termination of benefits received by Executive from disability insurance the premiums for which were paid by the Company.

                  (v) TERMINATION WITHOUT GOOD CAUSE. In the event that Executive's


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                           employment terminates due to termination by the
                           Company without Good Cause as defined in Section 7 hereof, monthly lifetime retirement payments will commence on the first day of the monthly following the termination of the severance payments provided for in Section 7 hereof.

         As long as the retirement payments provided for in this Section 2(h) are made, Executive agrees not to compete with the Company as provided in Section 4 hereof. In the event Executive violates any of the provisions of Section 4 hereof, the Company may cease making the retirement payments which are provided for in this Section 4.

         SECTION 3 - TIME COMMITMENT AND PERFORMANCE. Executive shall devote his best efforts and all of his business time, attention, and skill to the business and the operations of the Company and shall perform his duties and conduct himself at all times in a manner consistent with his appointment as Chairman of the Board, Chief Executive Officer and President of the Company; except, however, Executive may serve on corporate, civic, or charitable boards or committees and manage his personal investments and affairs provided such activities do not interfere with the performance of Executive's duties under this Agreement and provided Executive keeps the Board of Directors reasonably informed of Executive's commitments.

         SECTION 4 - COMPETITIVE ACTIVITY. From the effective date of this Agreement and until the later of (i) three (3) years following the termination of Executive's employment with the Company, or (ii) as long as Executive is receiving payment pursuant to Section 2(h) hereof, Executive will not, directly or indirectly, either for himself or on behalf of any other corporation, partnership, person, group, or entity:

         (a) enter into any contract or agreement, or own, directly or indirectly, any interest in, or engage in or conduct in any manner or capacity (whether as shareholder, consultant, advisor, principal, agent, partner, officer, director, employee, or otherwise), any business competitive with any line of business then being conducted or planned to be conducted by the Company;

         (b) attempt to divert or take away, in any manner, the business or patronage of any customer or potential customer of the Company or otherwise take from or deprive the Company of any business opportunity;

         (c) attempt to hire or employ, whether as an employee, agent, independent contractor or otherwise, any employee of the Company; or

         (d) materially interfere, in any manner, with the business, trade, good will, sources of supply, or customers of the Company.

         For purposes of this Section 4, there shall be disregarded any interest of Executive arising solely from the ownership of less than a five percent (5%) equity interest in a corporation whose


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stock is regularly traded on any national securities exchange or regularly traded in the over-the-counter market. Executive acknowledges and agrees that the restrictions contained in this Section 4 are reasonable and necessary for the protection of the business interests of the Company and that such restrictions are not unduly burdensome in scope or duration.

         SECTION 5 - PROPRIETARY INFORMATION/INVENTIONS.

         (a) PROPRIETARY INFORMATION. During his employment pursuant to this Agreement and at any time thereafter, Executive shall not disclose, or cause to be disclosed in any manner, to any corporation, partnership, person, group, or entity (other than to Company employees or authorized representatives, or in the ordinary course of business consistent with Company policy regarding trade secrets) or otherwise use for any purpose other than the Company's business, any trade secrets or confidential or proprietary information of the Company, including, but not limited to, the following:

         (a)      the Company's customer or prospective customer lists;

         (b) information concerning the Company's promotional, pricing, or marketing practices;

         (c)      the Company's business records; and

         (d) the Company's trade secrets and other confidential and proprietary information.

Upon termination of employment under any circumstances, Executive or his estate or representatives, shall promptly return to the Company all property of the Company including any and all electronic devices and related data storage devices and shall destroy or erase any data which cannot be returned. This
Section 5 shall survive the termination of this Agreement.

(b) INVENTIONS. Executive will communicate to the Company promptly and fully and hereby assigns all of Executive's rights in all inventions or improvements made or conceived by Executive (alone or jointly with others) during Executive's employment and for a period of one year thereafter, which are along the lines of the business, work or investigations of the Company or which result from or are suggested by any work Executive may do for the Company. Executive agrees that any such invention or improvement, whether or not patentable, shall be and remain the sole and exclusive property of the Company. Executive agrees to keep and maintain adequate and current written records of all such inventions or improvements at all stages thereof, which records shall be and remain the property of the Company. Executive agrees to take such actions and execute such documents and instruments, including but not limited to patent applications, as the Company requests to vest or maintain title to such inventions or improvements in the Company or otherwise to carry out the intent of this agreement. There shall be excluded from the operation of this Agreement the Executive's inventions and improvements, patented and unpatented, which were made prior to Executive's employment by the Company,


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and which, if Executive has any such inventions, are listed on an attached exhibit.

         SECTION 6 - COMPENSATION DURING DISABILITY. Executive shall receive his Base Compensation (net of applicable withholdings) during the first ninety (90) business days of absence due to Disability (as hereinafter defined). In the event of Executive's Disability and a determination by the Board of Directors that sufficient reasonable accommodations for the Disability cannot be made, the Company may terminate Executive's employment under this Agreement. If the Company terminates Executive's employment under this Agreement because of Executive's Disability, the Company shall pay to Executive the amounts, and provide to Executive the benefits, specified in Section 7 hereof. The amount of benefits to be paid by the Company to Executive under this Section 6 or under
Section 7 shall be reduced by any amount paid or to be paid pursuant to Company sponsored disability plans. For purposes of this Agreement, "Disability" shall mean Executive's inability, through physical or mental illness or accident or other cause, to perform his major and substantial duties on a full time basis as determined by a physician hired by the Board of Directors for this determination (the "Company Physician"). If the physician regularly attending Executive (the "Executive Physician") disagrees with the opinion of the Company Physician, the Company Physician and the Executive Physician shall choose a third consulting physician (the expense of which shall be borne by the Company), and the written opinion of the third consulting physician shall be conclusive as to such disability. In conjunction with this Section 6, Executive consents to such examination, to furnish any medical information requested by any examining physician, and to waive any applicable physician-patient privilege that may arise because of such examination. All physicians, except the Executive Physician, selected hereunder must be board-certified in the specialty most closely related to the nature of the disability alleged to exist.

         SECTION 7 - RESIGNATION DUE TO COMPANY FAILING TO HONOR ITS OBLIGATIONS/TERMINATION WITHOUT GOOD CAUSE OR DUE TO DISABILITY.

(a) GENERALLY. Executive may resign his employment and terminate this Agreement if the Company fails to honor its obligations, subject to the procedures as provided in this Section 7. The Company may terminate Executive's employment for any reason at any time upon 30 days notice to Executive, provided that the Company pay Executive the amounts as determined in this Section 7. Anything to the contrary contained in this Agreement notwithstanding, (i) if the Company fails to honor any of its obligations under this Agreement, and if the Company does not cure the determined failure within thirty (30) days after a determination of a failure in accordance with the procedures set forth below and if as a result Executive resigns his employment with the Company or (ii) the Company terminates Executive's employment with the Company under this Agreement without Good Cause (as defined in Section
         8), or (iii) if Executive's employment terminates by reason of Disability as provided for in Section 6 hereof, Executive shall be entitled to receive and the Company shall pay to Executive the following:

         (1) SALARY. Executive's Base Compensation earned through the date of resignation or


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         termination and a lump sum payment for any unused vacation shall be paid on or before the next regularly scheduled pay-date after the effective date of the resignation or termination.

         (2) SEVERANCE. Severance payments for a period of one year (two years if Executive is terminated by the Company without Good Cause within the period three months before or twelve months after a Change in Control as defined in EXHIBIT A) shall be paid in consecutive periodic payments commencing on the first pay day in the month following such resignation or termination in the aggregate amount (net of any required withholdings and Disability payment offsets as provided in Section 6) equal to one year (two years if Executive is terminated by the Company without Good Cause within the period three months before or twelve months after a change in Control as defined in EXHIBIT
                  A) of Executive's Base Compensation then in effect, provided that in the event of Executive's death prior to the receipt of all payments, any remaining payments shall cease to be made. During the period which severance is payable, the Company agrees to provide, through a group life insurance arrangement or individual life insurance policy or otherwise, life insurance with a death benefit at least equal to the remaining severance payments. Upon Executive's death during the severance period and prior to receipt of all severance payments, the death benefit shall be payable to Executive's designated beneficiary or, if none, to Executive's estate.

         (3) BENEFITS. Following any resignation or termination for which a payment under Section 7(a)(2) is owing, Executive, or his spouse and eligible dependents in the event of Executive's death, shall continue to participate at the expense of the Company until the date of Executive's 65th birthday in the same or comparable hospital, medical, accident, disability and life insurance benefits as Executive participated in immediately prior to resignation or termination of his employment unless by law, the terms of any insurance policy or the terms of the applicable benefit plans, continued coverage is not permitted. Executive and eligible dependents may continue coverage under such benefit plan for subsequent periods and subject to applicable premium contributions, to the extent permitted by law or by such plans. If because of the application of law, the terms of any insurance policy or the terms of the applicable benefit plans Executive cannot be covered under any benefit program referred to above, then the Company shall pay to Executive, or his spouse and eligible dependents in the event of Executive's death, on a regular basis the amount which the Company would have paid for the benefit had Executive continued to participate in the Company's group plan. To the extent that during Executive's employment, any such benefits were part of a program of benefits for Senior Level Executives of the Company, generally, then any subsequent modification, substitution, or termination of any such benefits, generally, shall also apply to Executive and to the benefits available to Executive pursuant to this Section 7(a)(3).


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         (4)      EARLY CESSATION OF BENEFITS. All benefits (other than those with respect to which continuation is required by law) under
                  Section 7(a)(3) above shall cease upon the death of Executive and his spouse.

         (5) ANNUAL BONUS PLANS. An amount equal to a full year's participation in the annual bonus plan then in effect as provided for in Section 2 hereof shall be paid to Executive within the time period prescribed by such plan, (i.e. the Executive will be paid based upon actual results as if the Executive had been employed the full twelve months and had received the full twelve month Base Compensation). In addition, any payments due Executive under the incentive plans then in effect as provided for in Section 2 hereof (other than any annual bonus plans) in accordance with the terms of such plans shall be paid to Executive within the time period prescribed by such plans.

         (6) Retirement Income. Executive shall be paid the retirement income provided in Section 2 (h) hereof, payable in accordance with the provisions of Section 2 (h).

(b) PROCEDURES. For purposes of this Section 7, the following procedure shall be used to determine whether the Company has failed to honor any of its obligations under this Agreement; (i) Executive shall submit a claim to the Company's Board of Directors specifically identifying the nature of the failure; (ii) within thirty (30) days of receipt of such claim, the Board of Directors shall determine whether they agree with Executive that a failure has occurred and shall communicate, in writing, their determination to Executive; and (iii) if Executive disagrees with the determination of the Board of Directors, Executive, within ten (10) days of Executive's receipt of such determination, may submit the claim to arbitration in accordance with the provisions of
         Section 16 of this Agreement, and such determination shall be final and binding upon the Company and Executive.

(c) SOLE REMEDY. The payments provided in this Section 7 shall represent the sole remedy for any claim Executive may have arising out of the Company's failure to honor its obligations and termination without Good Cause. The Company may condition payment of amounts due under this
         Section 7 (other than Retirement Income and payments due to Disability) upon the receipt of a release and covenant not to sue in a form reasonably satisfactory to the Company.

         SECTION 8 - TERMINATION FOR GOOD CAUSE.

(a) GENERALLY. The Company shall have the right to terminate Executive's employment with


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         the Company under this Agreement for Good Cause. As used in this
         Agreement, the term "Good Cause" shall mean:

                  (1) any wrongful act or acts by Executive, adverse to the interests of the Company, resulting in, or intended to result directly or indirectly in, significant gain or personal enrichment to Executive;

                  (2) a material failure by Executive substantially to perform his duties with the Company (other than any such failure resulting from incapacity due to mental or physical illness), and such failure results in demonstrably material injury to the Company;

                  (3) the willful, wanton, or reckless failure by Executive properly to perform his duties with the Company (other than such failure resulting from incapacity due to mental or physical illness); or

                  (4)      The conviction of a felony.

(b) PROCEDURES. Executive's employment shall in no event be considered to have been terminated by the Company for Good Cause if such termination took place as the result of (i) bad judgment or negligence, or (ii) any act or omission reasonably believed in good faith to have been in or not opposed to the interest of the Company. Executive shall not be deemed to have been terminated for Good Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than sixty percent (60%) of the entire membership of the Board of Directors (excluding Executive if a member of the Board) at a meeting of the Board (after reasonable notice to Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive was guilty of any of the conduct set forth above in clauses (a)-(c),(e) and (g) above. However, pending a final determination of the Board, the Board shall have the authority to place Executive on "leave of absence status", with or without pay in the sole discretion of the Board as determined by a majority of the Board.

(c) FURTHER OBLIGATIONS. In the event that the Company shall terminate Executive's employment under this Agreement for Good Cause, the Company shall have no further obligation to Executive under this Agreement except to pay his Base Compensation and unused vacation earned through the date of termination, on or before the next regularly scheduled pay date after termination and to perform such other obligations as imposed by law.

         SECTION 9 - VOLUNTARY TERMINATION OTHER THAN SECTION 7. Executive may voluntarily terminate his employment with the Company under this Agreement, other than as provided in Section 7 hereof, upon not less than ninety (90) days prior written notice to the


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Company. In the event that Executive terminates his employment pursuant to this
Section 9, the Company shall have no further obligation to Executive under this Agreement except to pay his Base Compensation and unused vacation earned through the date of resignation and to perform such other obligations as imposed by law. Notwithstanding the preceding sentence, Executive shall also be paid the retirement income provided for in Section 2 (h) hereof provided Executive satisfies the requirements contained in Section 2 (h).

         SECTION 10 - TERMINATION UPON DEATH. Executive's employment under this Agreement shall terminate upon the death of Executive. Upon such termination, Executive's designated beneficiary, or his personal representative shall receive the payments/benefits described below from the Company:

         (a) SALARY. Executive's unpaid Base Compensation earned through the date of termination and a lump sum payment for any unused vacation shall be paid on or before the next regularly scheduled pay date after termination.

         (b) BONUS. An amount equal to a full year's participation in the annual bonus plan then in effect as provided for in Section 2(d) hereof shall be paid within the time period prescribed by such plan (i.e. the Executive will be paid based upon actual results as if the Executive had been employed the full twelve months and had received the full twelve month Base Compensation).

         (c) BENEFITS. Benefits will continue for Executive's spouse and eligible dependents in accordance with Company policy and as required by law.

         (d) RETIREMENT INCOME. The retirement income shall be paid as provided in Section 2 (h) hereof.

         SECTION 11 - POST TERMINATION CONSULTING AND COOPERATION. For a period of six (6) months following the termination of Executive's employment under this Agreement, regardless of whether such termination is by Executive or by the Company or whether it is with or without Good Cause, Executive, at the sole discretion of the Company, shall provide the Company and its designated agents, advisors, and executives with such consultation as the Company may reasonably require up to a maximum of twenty (20) hours per week. However, Executive shall have no consulting obligation under this Section 11 if he resigns under circumstances, which entitle him to payments under Section 7 hereof. Company shall pay Executive an hourly rate of one hundred fifty dollars ($150.00) per hour and reimburse Executive for all reasonable expenses and out-of-pocket costs incurred in connection with fulfilling his obligations under this Section 11. The Company shall endeavor to schedule such consulting so that Executive's obligations under this Section 11 to assist Company shall not unreasonably interfere with Executive's business prospects or responsibilities to a new employer.

         SECTION 12 - EQUITABLE REMEDIES. Executive acknowledges and agrees that in


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the event that Executive violates the undertakings set forth in Section 4 or
5 hereof, other than in an immaterial fashion, the Company, in addition to any other rights or remedies to which it may be entitled under law or this Agreement, shall be entitled to enforce the provisions of Section 4 or 5 by injunction or other equitable relief, without having to prove irreparable harm or inadequacy of money damages.

         SECTION 13 - SEVERABILITY. The provisions contained in this Agreement are severable and in the event any provision shall be held to be invalid, unenforceable or overbroad, in whole or in part, by a court of competent jurisdiction, the remainder of such provision and of this Agreement shall not be affected thereby and shall be given full force and effect.

         SECTION 14 - NOTICES. Any notices, requests, demands, or other communications provided for by this Agreement shall be sufficient if made in writing delivered personally or if sent by registered or certified mail, return receipt requested.

         SECTION 15 - SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and to the benefit of Executive, his heirs and legal representatives, except that Executive's duties to perform future services are expressly agreed to be personal and not to be assignable or transferable.

         SECTION 16 - APPLICABLE LAW, ARBITRATION AND JURISDICTION. This Agreement shall be governed by and construed under the laws of the State of Ohio. The parties agree that any dispute arising out of this employment relationship except for disputes arising under Sections 4 and 5 of this Agreement shall be settled by arbitration conducted in accordance with the rules of conciliation and arbitration of the American Arbitration Association, such arbitration to be conducted in Cleveland, Ohio, or at such other location as the parties may agree. Costs of such arbitration, including Executive's attorneys fees (to the extent such fees are reasonable), shall be borne by the Company. With respect to disputes arising under Sections 4 and 5 of this Agreement, Executive and the Company consent and submit themselves to the jurisdiction of the courts of the State of Ohio.

         SECTION 17 - AMENDMENT. This Agreement may be amended only by a written document signed by both parties.

         SECTION 18 - NO WAIVER. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

         SECTION 19 - HEADINGS. The headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

         SECTION 20 - PRIOR AGREEMENTS. This Agreement supersedes in all respects all

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prior agreements between the parties, whether written or oral, regarding the subject matter hereof, including, but not limited to, the employment agreement entered into between the parties effective April 1, 1996.

         SECTION 21 - RESTRICTIONS OF PAYMENTS OR PERFORMANCE
         To the extent the Company is unable to make any of the payments or perform any of the obligations hereunder due to restrictions imposed by law, by the Company's Articles of Incorporation or Code of Regulations, or by loan agreements or other contracts to which the Company is or becomes party to, the Company agrees to take such reasonable steps as are necessary to remove such restrictions. In the event the Company is unable to remove such restrictions, Executive and the Company shall enter into negotiations to effect reasonable alternatives. The Company's obligations shall be suspended until such time as such restrictions are removed or such reasonable alternatives are effected.

         SECTION 22 - CHANGE IN CONTROL AND RABBI TRUST. If Executive's employment with the Company under this Agreement is terminated with twelve (12) months following a change in control (as defined in EXHIBIT A), by the Company without Good Cause, then Executive shall receive, and the Company shall pay or provide to Executive or his spouse, eligible dependents, and designated beneficiaries, the termination payments and benefits provided for in Section 7 of this Agreement; provided however, immediately following a change in control (as defined in EXHIBIT A), the Company shall establish a grantor trust conforming with Revenue Procedure 92-64 ("Rabbi Trust"). A copy of such Trust to be executed by the Company is attached hereto as EXHIBIT B. Within ten (10) days following a change in control, the Company shall fund the entire obligation to Executive under this Section 22.

         SECTION 23 - EXCESS PARACHUTE PAYMENT REDUCTION. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Internal Revenue Code and applicable regulations promulgated thereunder, then the aggregate present value of amounts payable or distributable to or for the benefit of Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Internal Revenue Code and applicable regulations promulgated thereunder. For purposes of this
Section 23, present value shall be determined in accordance with Section 280G(d)(4) of the Internal Revenue Code and applicable regulations promulgated thereunder. All determinations required to be made under this Section 23 shall be made by the independent certified public accounting firm performing the year-end audit on the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within thirty
(30) days after the termination date
or such earlier time as is requested by the Company. The Company and Executive shall cooperate with each other and the Accounting Firm and will provide necessary information so that the Accounting Firm may make all such determinations. All such determinations by the Accounting Firm shall be final and binding upon the Company and Executive. Executive shall determine which of the Agreement Payments (or, at the election of Executive, other payments) shall be eliminated or reduced consistent with the requirements of this Section 23, provided that, if Executive does not make such determination within twenty (20) days of the receipt of the calculations made by the Accounting Firm, the Company shall elect which of the Agreement Payments shall be elimination or reduced consistent with the requirements of this Section 23 and shall notify Executive promptly of such election. As a result of the uncertainty in the application of
Section 280G of the Internal Revenue Code and applicable regulations promulgated thereunder at the time of the initial determination by the Accounting Firm hereunder, it is possible that Agreement Payments will be made by the Company which should not have been made ("Overpayment") or that additional Agreement Payments will not be made by the Company which could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm or a court of competent jurisdiction (in a final judgment as to which the time for appeal has lapsed or no appeal is available) determines at any time that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to Executive which Executive shall repay to the Company together with interest at the applicable short-term Federal rate provided for in Section 1274(d)(1) of the Internal Revenue Code, compounded semi-annually; provided, however, that no amount shall be payable by Executive to the Company (or if paid by Executive to the Company, such payment shall be returned to Executive) if and to the extent such payment should not reduce the amount which is subject to taxation under
Section 4999 of the Internal Revenue Code. In the event that the Accounting Firm or a court of competent jurisdiction (in a final judgment as to which tie time for appeal has lapsed or no appeal is available) determines at any time that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive together with interest at the applicable short-term Federal rate provided for in Section 1274(d)(1) of the Internal Revenue Code, compounded semi-annually.

         SECTION 24 - ENFORCEMENT COSTS ON CHANGE OF CONTROL. If Executive's employment is terminated following a "change in control" as defined in EXHIBIT A hereof and Executive institutes any litigation or other action in order to secure the benefits intended to be provided Executive under this Agreement, or if Executive is required to defend litigation or other action instituted by the Company or any other person to declare this Agreement void or unenforceable or to deny, diminish, or recover from Executive the benefits intended to be provided to Executive under this Agreement, then, regardless of whether Executive prevails, in whole or part, in the prosecution or defense of such litigation or action, the fees and expenses of Executive's counsel shall be paid or reimbursed to Executive by the Company upon presentation to the Company by Executive of statements prepared by such counsel in accordance with counsel's customary practices. As security for the payment of such enforcement expenses, the Company agrees that upon the initiation of the litigation described in this Section 24, the Company shall deposit into an escrow account with Bank One, Cleveland, NA an amount equal to twenty percent (20%) of the payment claimed by Executive pursuant to any other section, which funds shall be payable to Executive pursuant to the terms of this Section 24. Such payment shall be in addition to the payments due Executive pursuant of Section 23 thereof. If Executive's legal fees and expenses actually incurred in connection with the litigation or legal action described in this Section 24 exceed the amount deposited in escrow, the Company shall be obligated to pay the legal fees and expenses actually incurred by Executive.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                    CORRPRO COMPANIES, INC.


                                By:
                                   ---------------------------------

                                Its:
                                    --------------------------------
                                            "COMPANY"



                                    JOSEPH W. ROG

                                    ---------------------------
                                            "EXECUTIVE"

                                    EXHIBIT A
                                       TO
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                             CORRPRO COMPANIES, INC.
                                       AND
                                  JOSEPH W. ROG

For purposes of Section 7(a) of the Agreement, "Change in Control" means and shall have occurred at any time during Executive's employment pursuant to this Agreement, and if any of the following shall occur:

         (i) The Company is merged, consolidated, or reorganized into or with another corporation or other Legal Person, and immediately after such merger, consolidation, or reorganization Voting Securities entitled to exercise a majority of the Voting Power of the surviving or resulting corporation or other Legal Person are not (A) Voting Securities of the Company outstanding immediately prior to such merger, consolidation or reorganization, or (B) securities received in exchange for such Voting Securities of the Company.

         (ii) Any person becomes the Beneficial Owner of Voting Securities representing twenty percent or more of the combined Voting Power of the Company. The change in control shall be deemed to have occurred no later than the date on which a report is filed on Schedule 13D or Schedule 14D-1 as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any Person has become the Beneficial Owner of Voting Securities representing twenty percent or more of the combined voting power of the Company.

         (iii) A "change in control" or possible "change in control" which would be required to be disclosed in response to an item in Form 8-K or Schedule 14A in connection with the filing of a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act, has or may have occurred or will or may occur in the future pursuant to any then existing contract or transaction. The change in control will be deemed to have occurred no later than the date on which the Company files such report or proxy statement with the Securities and exchange Commission disclosing the "change in control" or possible "change in control."

         (iv) During any consecutive six (6) month period commencing before or after the date of this Agreement, individuals who at the beginning of such six (6) month period constituted a majority of the Board of Directors of the Company cease serving on the Board; however, if a person ceases to serve as a director of the Company for any reason not related to the Company (as, for example, because of family reasons, or health reasons, or a lack or time), then such cessation shall not be considered as a "cessation" under this Exhibit A, and any replacement director shall, for purposes of this Exhibit A, be treated as the same person as the director who so ceased serving.

(c) Any reference in this Exhibit A to a section of the Exchange Act, a rule or regulation promulgated under the Exchange Act, or any schedule, form or report promulgated under the Exchange Act or any subdivision or item included in any of the foregoing, shall be deemed to refer to any successor, replacement or amended section, rule, regulation, schedule, form, report, subdivision, or item in effect at the time a determination is made. The following words and phrases when used in this Exhibit A, shall have the meanings indicated:

         (i)      PERSON shall have the meaning used in Section 12 (d)(3) or
                  Section 14(d)(2) of the Exchange Act, and shall also include all affiliates and associates of such Person as defined in Rule 12b-2 promulgated under the Exchange Act.

         (ii) LEGAL PERSON means any Person other than a natural person, including any entity which can acquire, hold and dispose of property in its own name, a fictitious name, or in the name of its owners or owners.

         (iii) BENEFICIAL OWNER shall have the meaning defined under Rule 13d-3 promulgated under the Exchange Act, but without the sixty (60) days limitation specified in paragraph (3)(1)(I) of said Rule.

         (iv) VOTING SECURITIES means any stock or securities entitling the holder to exercise Voting Power.

         (v) VOTING POWER means the right to vote in the election of directors or persons serving in a similar capacity with a corporation or other Legal Person, or if there is no board of directors or similar body, the right to vote to retain or dismiss the management or the Legal Person.